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       UBS LOAN FINANCE LLC                  UBS SECURITIES LLC
     677 Washington Boulevard                  299 Park Avenue
    Stamford, Connecticut 06901           New York, New York 10171

                      GENERAL ELECTRIC CAPITAL CORPORATION
                       2 Bethesda Metro Center, Suite 600
                            Bethesda, Maryland 20814

                                                                   April 4, 2007

Inverness Medical Innovations, Inc.
51 Sawyer Road, Suite 200
Waltham, MA 02453

Attention: Ron Zwanziger

                       Bridge Facility Commitment Letter

Ladies and Gentlemen:

          You have advised USB Loan Finance LLC ("UBS"), UBS Securities LLC ("UBSS") and General Electric Capital Corporation ("GE Capital" and, together with UBS and UBSS, "we" or "us") that Inverness Medical Innovations, Inc., a Delaware corporation ("Borrower" or "you") proposes to form a wholly owned subsidiary ("Merger Sub"), which will acquire (the "Acquisition") all of the outstanding capital stock (the "Shares") of Biosite Incorporated (the "Acquired Business"). The Acquisition will be effected by Merger Sub entering into a merger agreement (the "Acquisition Agreement") with the Acquired Business pursuant to which Merger Sub would merge with and into the Acquired Business. All references to "dollars" or "$" in this agreement and the attachments hereto (collectively, this "Commitment Letter") are references to United States dollars. All references to "Borrower" or "Borrower and its subsidiaries" for any period from and after consummation of the Acquisition shall include the Acquired Business.

          We understand that the sources of funds required to fund the Acquisition consideration, to repay existing indebtedness of Borrower and the Acquired Business and their respective subsidiaries of up to $162.0 million (the "Refinancing"), to pay fees, commissions and expenses in connection with the Transactions (as defined below) and to provide ongoing working capital requirements of Borrower and its subsidiaries following the Transactions will include:

     - senior secured credit facilities consisting of (i) a senior secured term loan facility to Borrower of $1,150.0 million ($850.0 million if the Joint Venture (as defined in the Term Sheet) is consummated on or prior to the Closing Date) (the "Term Loan Facility") and (ii) a senior secured revolving credit facility to Borrower of up to $ 150.0 million (the "Revolving Credit Facility" and, together with the Term Loan Facility the "Bank Facilities"); and

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     -    the issuance by Borrower of up to $450.0 million aggregate gross proceeds of unsecured senior subordinated notes (the "Notes") pursuant to a public offering or Rule 144A or other private placement (the "Notes Offering") or, in the event the Notes are not issued at the time the Transactions are consummated, borrowings by Borrower of up to $450.0 million under a senior subordinated unsecured credit facility (the "Bridge Facility" and, together with the Bank Facilities, the "Facilities"), as described in the Bridge Facility Summary of Principal Terms and Conditions attached hereto as Annex I (the "Term Sheet").

No other financing will be required for the uses described above. Immediately following the Transactions, neither Borrower nor any of its subsidiaries will have any indebtedness or preferred equity other than the Bank Facilities, the Notes or the Bridge Facility and other limited indebtedness to be agreed. As used herein, the term "Transactions" means the Acquisition, the Refinancing, the initial borrowings under the Bank Facilities, the issuance of the Notes or the borrowings under the Bridge Facility and the payments of fees, commissions and expenses in connection with each of the foregoing.

     Commitments.

          You have requested that UBS commit to provide 60% of the Bridge Facility, that GE Capital commit to provide 40% of the Bridge Facility and that UBSS agree to structure, arrange and syndicate the Bridge Facility.

          UBS is pleased to advise you of its commitment to provide 60% of the Bridge Facility to Borrower upon the terms and subject to the conditions set forth or referred to in this Commitment Letter. GE Capital is pleased to advise you of its commitment to provide 40% of the Bridge Facility to Borrower upon the terms and subject to the conditions set forth or referred to in this Commitment Letter. The commitment of UBS, GE Capital and each other Lender (as defined below) hereunder is subject to the negotiation, execution and delivery of definitive documentation (the "Bridge Documentation) with respect to the Bridge Facility reasonably satisfactory to UBS, GE Capital and the other Lenders reflecting, among other things, the terms and conditions set forth in the Term Sheet, in Annex II hereto (the "Conditions Annex") and in the letter of even date herewith addressed to you providing, among other things, for certain fees relating to the Bridge Facility (the "Fee Letter"). You agree that the closing date of the Transactions and the concurrent closing of the Facilities, and if applicable, the Notes Offering (the "Closing Date") shall be a date mutually agreed upon between you and us, but in any event shall not occur until the terms and conditions hereof and in the Term Sheet and the Conditions Annex (including the conditions to initial funding) have been satisfied.

     Syndication.

          It is agreed that UBSS will act as the sole and exclusive advisor, arranger and bookmanager for the Bridge Facility, and, in consultation with you, will exclusively manage the syndication of the Bridge Facility, and will, in such capacities, exclusively perform the duties and exercise the authority customarily associated with such roles. It is further agreed that no additional advisors, agents, coagents, arrangers or bookmanagers will be appointed and no Lender (as defined below) will receive compensation with respect to any of the Bridge Facility outside the terms contained herein and

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in the Fee Letter in order to obtain its commitment to participate in the Bridge
Facility, in each case unless you and we so agree.

          UBS and GE Capital reserve the right, prior to or after the execution of the Bridge Documentation, to syndicate all or a portion of their respective commitments to one or more institutions that will become parties to the Bridge Documentation (UBS, GE Capital and the institutions becoming parties to the Bridge Documentation, the "Lenders"). Upon any such additional Lender issuing its commitment to provide a portion of the Bridge Facility, UBS and GE Capital shall be released from a portion of their respective commitments in respect of the Bridge Facility in an aggregate amount equal to the commitment of such Lender.

          UBSS will exclusively manage all aspects of the syndication of the Bridge Facility, including selection of additional Lenders, determination of when UBSS will approach potential additional Lenders, awarding of any naming rights and the final allocations of the commitments in respect of the Bridge Facility among the additional Lenders. You agree to, and to use commercially reasonable efforts to cause the Acquired Business to (including with a covenant to such effect in the Acquisition Agreement), actively assist UBSS in achieving a timely syndication of the Bridge Facility that is reasonably satisfactory to UBSS and the Lenders participating in the Bridge Facility. To assist UBSS in its syndication efforts, you agree that you will, and will cause your representatives and advisors to, and will use commercially reasonable efforts to cause the Acquired Business and its representatives and advisors to, (a) promptly prepare and provide all financial and other information as UBSS may reasonably request with respect to Borrower, the Acquired Business, their respective subsidiaries and the transactions contemplated hereby, including but not limited to financial projections (the "Projections") relating to the foregoing, (b) provide copies of any due diligence reports or memoranda prepared at the direction of you or any of your affiliates by legal, accounting, tax or other advisors in connection with the Acquisition (subject to the delivery of customary non-disclosure agreements reasonably acceptable to UBSS), (c) use commercially reasonable efforts to ensure that such syndication efforts benefit materially from existing lending relationships of Borrower, the Acquired Business and their respective subsidiaries, (d) make available to prospective Lenders senior management and advisors of Borrower, the Acquired Business and their respective subsidiaries, (e) host, with UBSS, one or more meetings with prospective Lenders under the Bridge Facility, (f) assist UBSS in the preparation of one or more confidential information memoranda satisfactory to UBSS and other marketing materials to be used in connection with the syndication of the Bridge Facility and (g) obtain, at your expense, monitored public ratings of the Bridge Facility and the Notes from Moody's Investors Service ("Moody's") and Standard & Poor's Ratings Group ("S&P") at least 30 days prior to the Closing Date and to participate actively in the process of securing such ratings, including having senior management of Borrower and the Acquired Business meet with such rating agencies.

          In connection with such syndication, UBS agrees, or shall cause its affiliates, to manage such syndication process such that during such syndication with respect to every dollar syndicated in respect of the Bridge Facility, such dollar shall reduce each of UBS' and GE Capital's Bridge Facility commitments and/or loans on a pro rata basis (determined based on the amount of each such commitment and/or loan of UBS and GE Capital).

          At UBSS's request, you agree to prepare a version of the information package and presentation and other marketing materials to be used in connection with the syndication that do not

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contain material non-public information concerning Borrower or the Acquired
Business, their respective affiliates or their securities. In addition, you agree that unless specifically labeled "Private -- Contains Non-Public Information," no information, documentation or other data disseminated to prospective Lenders in connection with the syndication of the Bridge Facility, whether through an Internet website (including, without limitation, an IntraLinks workspace), electronically, in presentations at meetings or otherwise, will contain any material non-public information concerning Borrower or the Acquired Business, their respective affiliates or their securities.

     Information.

          You hereby represent and covenant that (a) all information (other than the Projections) that has been or will be made available to us or any of the Lenders by you, the Acquired Business or any of your or their respective representatives in connection with the transactions contemplated hereby (the "Information"), when taken as a whole, is and will be complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in the light of the circumstances under which such statements are made, not misleading and (b) the Projections that have been or will be made available to us or any of the Lenders by you, the Acquired Business or any of your or their respective representatives in connection with the transactions contemplated hereby have been and will be prepared in good faith based upon assumptions believed by you to be reasonable (it being understood that projections by their nature are inherently uncertain and no assurances are being given that the results reflected in the Projections will be achieved). You agree to supplement the Information and the Projections from time to time and agree to promptly advise us and the Lenders of all developments materially affecting Borrower, the Acquired Business, any of their respective subsidiaries or affiliates or the transactions contemplated hereby or the accuracy of Information and Projections previously furnished to us or any of the Lenders.

     Compensation.

          As consideration for the commitments of the Lenders hereunder with respect to the Bridge Facility and the agreement of UBSS to structure, arrange and syndicate the Bridge Facility and to provide advisory services in connection therewith, you agree to pay, or cause to be paid, the fees set forth in the Term Sheet and the Fee Letter. Once paid, such fees shall not be refundable under any circumstances.

     Conditions.

          The respective commitments of UBS and GE Capital hereunder with respect to the Bridge Facility and UBSS's agreement to perform the services described herein may be terminated by UBS or GE Capital, as applicable, if (i) such party becomes aware after the date hereof of any information not previously disclosed to such party affecting Borrower, the Acquired Business or the transactions contemplated hereby that in such party's respective judgment is inconsistent in a material and adverse manner with any such information disclosed to such party prior to the date hereof; (ii) the results of our legal, tax and environmental due diligence relating to the Acquired Business and its affiliates are not satisfactory to such party and its counsel; (iii) any change shall occur since December 31, 2006, or any additional information shall be disclosed to or discovered by us (including, without

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limitation, information contained in any review or report required to be provided to it in connection herewith), which would, in the aggregate with all such changes and information, have a Material Adverse Effect ("Material Adverse Effect" means an effect that results in or causes, or could reasonably be expected to result in or cause, a material adverse change in any of (a) the condition (financial or otherwise), business, performance, prospects, operations or property of Borrower and its subsidiaries or the Acquired Business and its subsidiaries, taken as a whole, (b) the ability of Borrower or any guarantor to perform its obligations under any Bridge Documentation and (c) the validity or enforceability of any Bridge Documentation or the rights and remedies of the agent or the Lenders under any Bridge Documentation); or (iv) any condition set forth in the Term Sheet or the Conditions Annex is not satisfied or any covenant or agreement in this Commitment Letter or the Fee Letter is not complied with.

     Clear Market.

          From the date of this Commitment Letter until our completion of syndication (as determined by us and notified in writing to you) of the Bridge Facility and, if later, of the distribution of the Notes, you will ensure that no financing for Borrower, the Acquired Business or any of their respective subsidiaries or affiliates (other than the Bank Facilities, Bridge Facility or the Notes) is announced, syndicated or placed without the prior written consent of UBS if such financing, syndication or placement would have, in the judgment of UBS, a detrimental effect upon the transactions contemplated hereby.

     Indemnity and Expenses.

          By your acceptance below, you hereby agree to indemnify and hold harmless us and the other Lenders and our and their respective affiliates (including, without limitation, controlling persons) and the directors, officers, employees, advisors and agents of the foregoing (each, an "Indemnified Person") from and against any and all losses, claims, costs, expenses, damages or liabilities (or actions or other proceedings commenced or threatened in respect thereof) that arise out of or in connection with this Commitment Letter, the Term Sheet, the Conditions Annex, the Fee Letter, the Bridge Facility or any of the transactions contemplated hereby or thereby or the providing or syndication of the Bridge Facility (or the actual or proposed use of the proceeds thereof), and to reimburse each Indemnified Person promptly upon its written demand for any legal or other expenses incurred in connection with investigating, preparing to defend or defending against, or participating in, any such loss, claim, cost, expense, damage, liability or action or other proceeding (whether or not such Indemnified Person is a party to any action or proceeding); provided that any such obligation to indemnify, hold harmless and reimburse an Indemnified Person shall not be applicable to the extent determined by a final, non-appealable judgment of a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such Indemnified Person. You shall not be liable for any settlement of any such proceeding effected without your written consent, but if settled with such consent or if there shall be a final judgment against an Indemnified Person, you shall, subject to the proviso in the preceding sentence, indemnify such Indemnified Person from and against any loss or liability by reason of such settlement or judgment. You shall not, without the prior written consent of any Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement (i) includes an unconditional release of such Indemnified Person from ail liability or claims that are the subject matter of such proceeding and

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(ii) does not include a statement as to or an admission of fault, culpability, or a failure to act by or on behalf of such Indemnified Person. None of us or any other Lender (or any of their respective affiliates) shall be responsible or liable to Borrower, the Acquired Business or any of their respective subsidiaries, affiliates or stockholders or any other person or entity for any indirect, punitive or consequential damages which may be alleged as a result of this Commitment Letter, the Term Sheet, the Conditions Annex, the Fee Letter, the Bridge Facility or the transactions contemplated hereby or thereby. In addition, you hereby agree to reimburse us and each of the Lenders from time to time upon demand for all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable legal fees and expenses of UBS, UBSS and GE Capital, appraisal, consulting and audit fees, and printing, reproduction, document delivery, travel, communication and publicity costs) incurred in connection with the syndication and execution of the Bridge Facility, and the preparation, review, negotiation, execution and delivery of this Commitment Letter, the Term Sheet, the Conditions Annex, the Fee Letter, the Bridge Documentation and the administration, amendment, modification or waiver thereof (or any proposed amendment, modification or waiver), whether or not the Closing Date occurs or any Bridge Documentation is executed and delivered or any extensions of credit are made under the Bridge Facility.

     Confidentiality.

          This Commitment Letter is delivered to you upon the condition that neither the existence of this Commitment Letter, the Term Sheet, the Conditions Annex, the Fee Letter nor any of their contents shall be disclosed by you or any of your affiliates, directly or indirectly, to any other person, except that such existence and contents may be disclosed (i) as may be compelled in a judicial or administrative proceeding or as otherwise required by law and (ii) to your directors, officers, employees, legal counsel and accountants, in each case on a confidential and "need-to-know" basis and only in connection with the transactions contemplated hereby. In addition, this Commitment Letter, the Term Sheet and the Conditions Annex (but not the Fee Letter) may be disclosed to the Acquired Business and its directors, officers, employees, advisors and agents, in each case on a confidential and "need-to-know" basis and only in connection with the transactions contemplated hereby.

     Other Services.

          You acknowledge and agree that we and/or our affiliates may be requested to provide additional services with respect to Borrower, the Acquired Business and/or their respective affiliates or other matters contemplated hereby. Any such services will be set out in and governed by a separate agreement(s) (containing terms relating, without limitation, to services, fees and indemnification) in form and substance satisfactory to the parties thereto. Nothing in this Commitment Letter is intended to obligate or commit us or any of our affiliates to provide any services other than as set out herein.

     Governing Law, Etc.

          This Commitment Letter and the commitment of the Lenders shall not be assignable by you without the prior written consent of us and the Lenders, and any purported assignment without such consent shall be void. We reserve the right to employ the services of our respective affiliates in providing services contemplated by this Commitment Letter and to allocate, in whole or in part, to our affiliates certain fees payable to us in such manner as we and our affiliates may agree in our sole

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                                      -7-

discretion. You also agree that UBS or GE Capital may at any time and from time to time assign all or any portion of their respective commitments hereunder to one or more of their respective affiliates. You further acknowledge that we may share with any of our respective affiliates, and such affiliates may share with us, any information related to Borrower, the Acquired Business, or any of their respective subsidiaries or affiliates (including, without limitation, information relating to creditworthiness) and the transactions contemplated hereby. We agree to treat, and cause any of our respective affiliates to treat, all non-public information provided to us by you as confidential information in accordance with customary banking industry practices.

          This Commitment Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by us and you. This Commitment Letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Commitment Letter by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Commitment Letter. Headings are for convenience of reference only and shall not affect the construction of, or be taken into consideration when interpreting, this Commitment Letter. This Commitment Letter is intended to be for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, and may not be relied on by, any persons other than the parties hereto, the Lenders and, with respect to the indemnification provided under the heading "Indemnity and Expenses," each Indemnified Person.

          THIS COMMITMENT LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WILL BE REQUIRED THEREBY. Any right to trial by jury with respect to any claim or action arising out of this Commitment Letter is hereby waived. You hereby submit to the non-exclusive jurisdiction of the federal and New York State courts located in The City of New York (and appellate courts thereof) in connection with any dispute related to this Commitment Letter or any of the matters contemplated hereby, and agree that service of any process, summons, notice or document by registered mail addressed to you shall be effective service of process against you for any suit, action or proceeding relating to any such dispute. You irrevocably and unconditionally waive any objection to the laying of such venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. A final judgment in any such suit, action or proceeding brought in any such court may be enforced in any other courts to whose jurisdiction you are or may be subject by suit upon judgment.

     Patriot Act.

          We hereby notify you that pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56 (signed into law October 26,2001) (the "Patriot Act"), we and the other Lenders may be required to obtain, verify and record information that identifies Borrower and the Acquired Business, which information includes the name, address and tax identification number and other information regarding them that will allow us or such Lender to identify them in accordance with the Patriot Act. This notice is given in accordance with the requirements of the Patriot Act and is effective as to us and the Lenders.

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                                      -8-

          Please indicate your acceptance of the terms hereof and of the Term Sheet, the Conditions Annex and the Fee Letter by returning to us executed counterparts of this Commitment Letter and the Fee Letter not later than 5:00 p.m., New York City time, on April 6, 2007 (the "Deadline"). This Commitment Letter and the commitments of the Lenders hereunder and the agreement of UBSS to provide the services described herein are also conditioned upon your acceptance hereof and of the Fee Letter, and our receipt of executed counterparts hereof and thereof on or prior to the Deadline. Upon the earliest to occur of (A) the execution and delivery of the Bridge Documentation by all of the parties thereto, (B) August 15, 2007, if the Bridge Documentation shall not have been executed and delivered by all such parties prior to that date and (C) if earlier than (B), the date of termination of the Acquisition Agreement, this Commitment Letter and the commitments of the Lenders hereunder and the agreement of UBSS to provide the services described herein shall automatically terminate unless the Lenders, UBSS and GE Capital shall, in their discretion, agree to an extension. The compensation, expense reimbursement, confidentiality, indemnification and governing law and forum provisions hereof and in the Term Sheet and the Fee Letter shall survive termination of (i) this Commitment Letter (or any portion hereof) and (ii) any or all of the commitments of the Lenders hereunder. The provisions under the headings "Syndication" and "Clear Market" above shall survive the execution and delivery of the Bridge Documentation.

                            [Signature Page Follows]

          We are pleased to have been given the opportunity to assist you in connection with the financing for the Transactions.

                                   Very truly yours,

                                   UBS LOAN FINANCE LLC

                                   By:  /s/ James Boland
                                        ---------------------------------
                                        Name: James Boland
                                        Title: Managing Director

                                   By:  /s/ Eric Bootsma
                                        ---------------------------------
                                        Name: Eric Bootsma
                                        Title: Director & Counsel
                                               Region Americas Legal

                                   UBS SECURITIES LLC

                                   By:  /s/ James Boland
                                        ---------------------------------
                                        Name: James Boland
                                        Title: Managing Director

                                   By:  /s/ Eric Bootsma
                                        ---------------------------------
                                        Name:  Eric Bootsma
                                        Title: Director & Counsel
                                               Region Americas Legal

                                   GENERAL ELECTRIC CAPITAL CORPORATION

                                   By:  /s/ Andrew D Moore
                                        ---------------------------------
                                        Name: Andrew D Moore
                                        Title: Duly Authorized Signatory

Accepted and agreed to as of
the date first written above:

INVERNESS MEDICAL INNOVATIONS, INC.

By:  [ILLEGIBLE]
     -----------------
     Name:
     Title:

                       [Commitment Letter Signature Page]

                                                                         ANNEX I

                                 BRIDGE FACILITY

                   SUMMARY OF PRINCIPAL TERMS AND CONDITIONS(1)

Borrower:                              Inverness Medical Innovations, Inc.
                                       ("Borrower"). Borrower will own all of
                                       the equity interests of the Acquired
                                       Business on the Closing Date.

Sole Arranger:                         UBS Securities LLC ("UBSS" or the
                                       "Arranger").

Lenders: A syndicate of banks, financial institutions and other entities, including UBS Loan Finance LLC ("UBS"), General Electric Capital Corporation ("GE Capital"), arranged by UBSS.

Administrative Agent:                  UBS AG, Stamford Branch (the
                                       "Administrative Agent").

Type and Amount of Bridge Facility:    $450.0 million senior subordinated
                                       unsecured bridge loan facility (the
                                       "Bridge Facility").

Purpose:                               Proceeds of borrowings under the
                                       Bridge Facility (the "Initial
                                       Loans") will be used to finance a
                                       portion of the Acquisition
                                       consideration and the Refinancing
                                       and to pay fees, commissions and
                                       expenses in connection therewith.

Maturity/Exchange:                     All the Initial Loans will mature on
                                       the date that is one year following
                                       the Closing Date (the "Maturity
                                       Date"). If any Initial Loan has not
                                       been previously repaid in full on or
                                       prior to the Maturity Date, subject
                                       to the conditions outlined below
                                       under "Conditions to Conversion of
                                       the Initial Loans," such Initial
                                       Loan shall be converted into a term
                                       loan (each, a "Extended Term Loan"
                                       and, together with the Initial
                                       Loans, the "Loans") maturing on the
                                       eighth anniversary of the Closing
                                       Date (the "Final Maturity Date").
                                       The Lenders in respect of the
                                       Initial Loans and the Extended Term
                                       Loans will have the option (i) in
                                       the case of Initial Loans, at the
                                       Maturity Date or (ii) in the case of
                                       Extended Term Loans, at any time or
                                       from time to time, to receive notes
                                       (the "Exchange Notes") in exchange
                                       for such Initial

------------------
(1) All capitalized terms used but not defined herein shall have the meanings provided in the Commitment Letter to which this summary is attached.

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                                      -2-

                                       Loans or Extended Term Loans having
                                       the terms set forth in the term
                                       sheet attached hereto as Exhibit A.

Availability:                          Upon satisfaction of conditions
                                       precedent to drawing to be specified
                                       in the Bridge Documentation, a
                                       single drawing may be made on the
                                       Closing Date of up to the full
                                       amount of the Bridge Facility.

Interest:                              Prior to the Maturity Date, the
                                       Initial Loans will accrue interest
                                       at a rate per annum equal to (as
                                       determined on the Closing Date and
                                       each three-month period thereafter)
                                       the three-month London Interbank
                                       Offered Rate ("LIBOR") as
                                       determined by UBS for a
                                       corresponding U.S. dollar deposit
                                       amount (adjusted quarterly) plus the
                                       Spread. The Spread will initially
                                       be, 475 basis points. If the Initial
                                       Loans are not repaid in full within
                                       six months following the Closing
                                       Date, the Spread will increase by 50
                                       basis points at the beginning of
                                       the subsequent three-month period
                                       and shall increase by an
                                       additional 50 basis points at the
                                       beginning of each three-month period
                                       thereafter (but, in any event, not
                                       on the Maturity Date). LIBOR will be
                                       adjusted for maximum statutory
                                       reserve requirements (if any). The
                                       initial Spread shall increase by 50
                                       basis points if the Bridge Facility
                                       is not rated at least Caa1 by
                                       Moody's and at least CCC+ by S&P (in
                                       each case with a stable outlook or
                                       better and pro forma for the
                                       Transactions).

                                       Interest on the Initial Loans will
                                       be payable in arrears at the end of
                                       each three-month period and at the
                                       Maturity Date. Interest on the
                                       Initial Loans shall not exceed
                                       11.50% per annum (the "Total Cap");
                                       provided that the Total Cap for the
                                       Initial Loans and the Exchange Notes
                                       shall each be increased by 50
                                       basis points if the Bridge Facility
                                       is not rated at least Caa1 (stable
                                       or positive outlook) by Moody's and
                                       CCC+ (stable or positive outlook) by
                                       S&P.

                                       Following the Maturity Date, all
                                       outstanding Extended Term Loans will
                                       accrue interest at the rate provided
                                       for in the Exchange Notes in Exhibit A
                                       hereto; provided that a holder of
                                       an Extended Term Loan may at any
                                       time fix the rate thereon at the
                                       effective rate (such loans, "Fixed
                                       Rate Term Loans").

                                       Calculation of interest shall be on
                                       the basis of actual days elapsed in
                                       a year of 360 days.

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                                      -3-

Default Interest:                      Upon the occurrence and during the
                                       continuance of an event of default,
                                       interest will accrue on the amount
                                       of any loan or other amount
                                       outstanding under the Bridge
                                       Facility at a rate of 2.0% per annum
                                       plus the rate otherwise applicable
                                       to the loans under the Bridge
                                       Facility and will be payable on
                                       demand.

Mandatory Prepayment:                  Borrower will be required to prepay
                                       Initial Loans and Extended Term
                                       Loans (other than Fixed Rate Term
                                       Loans), and offer to prepay Fixed
                                       Rate Term Loans, on a pro rata
                                       basis, at par plus accrued and
                                       unpaid interest, in an amount equal
                                       to (a) 100% of the net proceeds
                                       received from the sale or other
                                       disposition of assets of Borrower or
                                       any of its subsidiaries after the
                                       Closing Date, other than sales of
                                       inventory in the ordinary course
                                       of business and other exceptions
                                       to be agreed and subject to
                                       reinvestment rights to be agreed and
                                       prepayment of the Bank Facilities,
                                       (b) 100% of the net proceeds
                                       received by Borrower or any of its
                                       subsidiaries from the issuance of
                                       debt or preferred stock after the
                                       Closing Date, other than exceptions
                                       to be agreed and (c) 100% of the net
                                       proceeds received from the issuance
                                       of common equity (including, but not
                                       limited to, upon the exercise of
                                       warrants and options) by, or equity
                                       contributions to, Borrower after the
                                       Closing Date, other than exceptions
                                       to be agreed upon and (d) 100% of
                                       all casualty and condemnation
                                       proceeds received by Borrower or any
                                       of its subsidiaries, subject to
                                       reinvestment rights to be agreed and
                                       prepayment of the Bank Facilities.

Optional Prepayments:                  The Initial Loans and Extended Term
                                       Loans (other than Fixed Rate Term
                                       Loans) may be prepaid, in whole or
                                       in part, at the option of Borrower,
                                       at any time with prior notice, at
                                       par plus accrued and unpaid interest
                                       and breakage costs. The Fixed Rate
                                       Term Loans will be subject to
                                       prepayment restrictions and premiums
                                       consistent with Fixed Rate Exchange
                                       Notes.

Guarantees:                            The Bridge Facility will be fully
                                       and unconditionally guaranteed on
                                       a joint and several basis by all of
                                       the existing and future direct and
                                       indirect subsidiaries of Borrower
                                       including the Acquired Business
                                       (collectively, the "Guarantors"),
                                       subject to exceptions for foreign
                                       subsidiaries to the extent such
                                       guarantees would be prohibited by
                                       applicable law or would result in
                                       materially adverse tax consequences.

Security:                              None.

Ranking:                               Subordinated to the Bank Facilities;
                                       pari passu with or senior to all
                                       other obligations of Borrower and
                                       the guarantors.

Conditions to Borrowing:               Conditions precedent to borrowing
                                       under the Bridge Facility will
                                       include (without limitation) those
                                       set forth in the Commitment Letter
                                       and Annex II to the Commitment
                                       Letter.

Representations and Warranties:        Representations and warranties will
                                       apply to Borrower and its
                                       subsidiaries and will include
                                       (without limitation):

                                       Accuracy and completeness of
                                       financial statements (including pro
                                       forma financial statements); absence
                                       of undisclosed liabilities; no
                                       material adverse change; corporate
                                       existence; compliance with law;
                                       corporate power and authority;
                                       enforceability of the Bridge
                                       Documentation; no conflict with law
                                       or contractual obligations; no
                                       material litigation; no default;
                                       ownership of property; liens;
                                       intellectual property; no burdensome
                                       restrictions; taxes; Federal Reserve
                                       regulations; ERISA; Investment
                                       Company Act; subsidiaries;
                                       environmental matters; solvency; accuracy and completeness of disclosure;
                                       Patriot Act and anti-terrorism law
                                       compliance; and creation and
                                       perfection of security interests.

Affirmative and Negative Covenants:    Affirmative covenants will apply to
                                       Borrower and its subsidiaries and
                                       will include (without limitation):

                                       Delivery of certified quarterly and
                                       audited annual financial statements,
                                       monthly management reports, reports
                                       to shareholders, notices of defaults,
                                       litigation and other material events,
                                       budgets and other information customarily supplied in a transaction of this type; payment of other obligations;
                                       continuation of business and maintenance of existence and material rights and privileges; compliance with all applicable laws and regulations (including, without limitation, environmental matters, taxation and ERISA) and material contractual obligations; maintenance of property and insurance; maintenance of books and records; right of the Lenders to inspect property and books and records; agreement to hold annual meetings of Lenders; further assurances (including, without limitation, with respect to guarantees from future subsidiaries); agreement to establish an interest rate protection program and/or have fixed rate financing on a percentage to be determined of the aggregate funded indebtedness of Borrower and its subsidiaries; and compliance with obligations in the Fee Letter. The Bridge Documentation will also contain a covenant requiring that if Borrower enters into agreements governing (i) the joint venture (the "Joint
                                       Venture") anticipated to be entered
                                       into among the Borrower and The
                                       Procter & Gamble Company ("P&G") for
                                       the development, manufacturing,
                                       marketing and sale of existing and
                                       to-be-developed consumer diagnostic
                                       products outside of the fields of
                                       cardiology and diabetes and (ii) any
                                       right of P&G to require the Borrower
                                       or any of its subsidiaries to
                                       purchase P&G's interest in the Joint
                                       Venture, such agreements will be
                                       satisfactory to UBS and GE Capital
                                       and include Borrower receiving gross
                                       proceeds of at least $325.0 million
                                       in connection therewith (it being
                                       understood that if such agreements
                                       are entered into on or prior to the
                                       Closing Date, UBS's and GE Capital's
                                       aforementioned satisfaction
                                       therewith shall be a condition
                                       precedent to the initial funding of
                                       the Bridge Facility).

                                       Negative covenants will apply to
                                       Borrower and its subsidiaries and
                                       will include (without limitation):

                                       1.  Limitation on dispositions of assets
                                           and changes of business and
                                           ownership.

                                       2.  Limitation on mergers and
                                           acquisitions.

                                       3.  Limitations on dividends, stock
                                           repurchases and redemptions and
                                           other restricted payments.

                                       4.  Limitation on indebtedness
                                           (including guarantees and other
                                           contingent obligations) and
                                           preferred stock and prepayment,
                                           amendment and redemption thereof.

                                       5.  Limitation on loans and investments.

                                       6.  Limitation on liens and further
                                           negative pledges.

                                       7.  Limitation on transactions with
                                           affiliates.

                                       8.  Limitation on sale and leaseback
                                           transactions.

                                       9.  Limitation on capital expenditures.

                                       10. Limitation on operating leases.

                                       11. Maintenance of holding companies
                                           and/or any inactive subsidiaries as
                                           passive, non-operating enterprises.

                                       12. No modification or waiver of
                                           material documents (including,
                                           without limitation, charter
                                           documents of

                                           Borrower and its subsidiaries) in
                                           any manner materially adverse to
                                           the Lenders without the consent of
                                           the Requisite Lenders.

                                       13. No change to fiscal year.

 Financial Covenants:                  Financial covenants will apply to
                                       Borrower and its consolidated
                                       subsidiaries and will include
                                       (without limitation):

                                       1.  Minimum interest coverage ratio.

                                       2.  Maximum leverage ratio.

Events of Default:                     Events of default will include
                                       (without limitation) the
                                       following: nonpayment, breach of
                                       representations and covenants,
                                       cross-payment default and
                                       cross-acceleration, invalidity of
                                       guarantees, bankruptcy and
                                       insolvency events, ERISA events,
                                       judgments and change of ownership or
                                       control (to be defined).

Conditions to Conversion
of Initial Loans:                      On the Maturity Date, unless (i)
                                       Borrower or any significant
                                       subsidiary thereof is subject to a
                                       bankruptcy or other insolvency
                                       proceeding, (ii) there exists a
                                       matured default with respect to the
                                       Initial Loans or (iii) there exists
                                       a default in the payment when due at
                                       final maturity of any indebtedness
                                       of Borrower or any of its
                                       subsidiaries, or the maturity of
                                       such indebtedness shall have been
                                       accelerated, the Initial Loans shall
                                       automatically be converted into
                                       Extended Term Loans (subject to the
                                       Lenders' rights to convert Initial
                                       Loans into Exchange Notes as set
                                       forth in Exhibit A hereto).

Assignments and Participations:        Each Lender may assign all or,
                                       subject to minimum amounts to be
                                       agreed, a portion of its loans and
                                       commitments under the Bridge
                                       Facility. Assignments will require
                                       payment of an administrative fee to
                                       the Administrative Agent and, except
                                       for an assignment to an existing
                                       Lender or an affiliate of an
                                       existing Lender, the consent of the
                                       Administrative Agent, which
                                       consent shall not be unreasonably
                                       withheld. In addition, each Lender
                                       may sell participations in all or
                                       a portion of its loans and
                                       commitments under the Bridge
                                       Facility; provided that no purchaser
                                       of a participation shall have the
                                       right to exercise or to cause the
                                       selling Lender to exercise voting
                                       rights in respect of the Bridge
                                       Facility (except as to certain basic
                                       issues).

Expenses and Indemnification:          All reasonable out-of-pocket
                                       expenses (including but not limited
                                       to reasonable legal fees and
                                       expenses and expenses incurred in
                                       connection with due diligence and
                                       travel, courier, reproduction,
                                       printing and delivery expenses) of
                                       the Lenders, UBS, UBSS, GE Capital
                                       and the Administrative Agent
                                       associated with the syndication of
                                       the Bridge Facility and with the
                                       preparation, execution and delivery,
                                       administration, amendment, waiver or
                                       modification (including proposed
                                       amendments, waivers or modifications) of the documentation contemplated hereby are to be paid by Borrower. In addition, all out-of-pocket expenses (including but not limited to reasonable legal fees and expenses) of the Lenders and the Administrative Agent for workout proceedings, enforcement costs and documentary taxes associated with the
                                       Bridge Facility are to be paid by
                                       Borrower.

                                       Borrower will indemnify the Lenders,
                                       UBS, UBSS, GE Capital and the
                                       Administrative Agent and their
                                       respective affiliates, and hold them
                                       harmless from and against all
                                       reasonable out-of-pocket costs, expenses
                                       (including but not limited to reasonable legal fees and expenses) and liabilities arising out of or relating to the transactions contemplated hereby and any actual or proposed use of the proceeds of any loans made under the Bridge Facility; provided, however, that no such person will be indemnified for costs, expenses or liabilities to the extent determined by a final, non-appealable judgment of a court of competent jurisdiction to have been incurred solely by reason of the gross negligence or willful misconduct of such person.

Yield Protection, Taxes and
Other Deductions:                      The Bridge Documentation will
                                       contain yield protection provisions,
                                       customary for facilities of this
                                       nature, protecting the Lenders in
                                       the event of unavailability of
                                       LIBOR, breakage losses and reserve
                                       and capital adequacy requirements.

                                       All payments are to be free and
                                       clear of any present or future
                                       taxes, withholdings or other
                                       deductions whatsoever (other than
                                       income taxes in the jurisdiction of
                                       the Lender's applicable lending
                                       office). Borrower will indemnify the
                                       Lenders and the Administrative Agent
                                       for such taxes paid by the Lenders
                                       or the Administrative Agent. The
                                       Lenders will use commercially
                                       reasonable efforts to minimize to
                                       the extent possible any applicable
                                       taxes and Borrower will indemnify
                                       the Lenders and the Administrative
                                       Agent for such taxes paid by the
                                       Lenders and the Administrative
                                       Agent, as the case may be.

Requisite Lenders:                     Lenders holding at least a majority of
                                       total loans and commitments under the
                                       Bridge Facility, with certain
                                       modifications or amendments requiring the consent of Lenders holding a greater percentage (or all) of the total Loans and commitments under the Bridge
                                       Facility.

Governing Law and Forum:               The laws of the State of New York.
                                       Each party to the Bridge
                                       Documentation will waive the right
                                       to trial by jury and will consent to
                                       jurisdiction of the state and
                                       federal courts located in The City
                                       of New York.

Counsel to UBSS, GE Capital and
the Administrative Agent:              Cahill Gordon & Reindel LLP.

                                                                    Exhibit A to
                                                                         ANNEX I

                    Summary of Principal Terms and Conditions
                                of Exchange Notes

      Capitalized terms used but not defined herein have the meanings given (or incorporated by reference) in the Summary of Principal Terms and Conditions of the Bridge Facility to which this Exhibit A is attached.

Issuer: Borrower will issue Exchange Notes under an indenture which complies with the Trust Indenture Act (the "Indenture"). Borrower in its capacity as issuer of the Exchange Notes is referred to as the "Issuer."

Guarantors:                            Same as Initial Loans.

Principal Amount:                      The Exchange Notes will be available
                                       only in exchange for the Initial
                                       Loans (at the Maturity Date) or the
                                       Extended Term Loans (at any time).
                                       The principal amount of any Exchange
                                       Note will equal 100% of the
                                       aggregate principal amount of the
                                       Initial Loans or the Extended Term
                                       Loans for which it is exchanged.

Maturity:                              The Exchange Notes will mature on
                                       the eighth anniversary of the
                                       Closing Date.

Interest Rate:                         The Exchange Notes will bear
                                       interest at a rate equal to the
                                       Initial Rate (as defined below) plus
                                       the Exchange Spread (as defined
                                       below). Any holder of an Exchange
                                       Note may at any time fix the rate
                                       thereon at the effective rate (such
                                       Exchange Notes, "Fixed Rate Exchange
                                       Notes"). Notwithstanding the
                                       foregoing, the interest rate in
                                       effect at any time shall not exceed
                                       the Total Cap; provided that upon
                                       transfer of any Exchange Note to a
                                       person that is not a holder of
                                       Exchange Notes on the Maturity Date,
                                       the interest rate thereon shall
                                       thereupon be the Total Cap. The
                                       "Initial Rate" shall be equal to the
                                       interest rate applicable to the Ini-
                                       tial Loans and in effect on the
                                       Maturity Date. "Exchange Spread"
                                       shall mean 50 basis points during
                                       the three-month period commencing on
                                       the Maturity Date and shall increase
                                       by 50 basis points at the beginning
                                       of each subsequent three-month
                                       period.

                                       Calculation of interest shall be on
                                       the basis of the actual number of
                                       days elapsed in a year of twelve
                                       30-day months.

Default Interest:                      In the event of a payment default on
                                       the Exchange Notes, interest on the
                                       Exchange Notes will accrue at a rate
                                       of 2.0% per annum in excess of the
                                       rate otherwise applicable to the

                                       Exchange Notes, and will be payable
                                       in accordance with the provisions
                                       described above under the heading
                                       "Interest Rate."

Ranking:                               Same as Initial Loans.

Mandatory Offer to Purchase:           The Issuer will be required to offer to
                                       purchase the Exchange Notes upon a Change of Control (to be defined in the Indenture) at 101% of the principal amount thereof plus accrued interest to the date of purchase.


Optional Redemption:                   Exchange Notes (other than Fixed
                                       Rate Exchange Notes) will be
                                       redeemable at the option of the
                                       Issuer, in whole or in part, at any
                                       time at par plus accrued and unpaid
                                       interest to the redemption date.

                                       Except as set forth in the following
                                       paragraph, Fixed Rate Exchanges
                                       Notes will not be redeemable at the
                                       option of the Issuer prior to the
                                       third anniversary of the Maturity
                                       Date. Thereafter, each Fixed Rate
                                       Exchange Note will be redeemable at
                                       the option of the Issuer at a
                                       premium equal to 50% of the coupon
                                       of such Fixed Rate Exchange Note,
                                       declining ratably to par on the date
                                       which is two years prior to the
                                       final maturity of the Exchange
                                       Notes.

                                       Each Fixed Rate Exchange Note will
                                       be redeemable at the option of the
                                       Issuer prior to the third
                                       anniversary of the Maturity Date
                                       with the net cash proceeds of
                                       qualified equity offerings of
                                       Borrower at a premium equal to the
                                       coupon on such Fixed Rate Exchange
                                       Note; provided that after giving
                                       effect to such redemption at least
                                       65% of the aggregate principal
                                       amount of Exchange Notes originally
                                       issued shall remain outstanding.

Registration Rights:                   The Issuer will be required to:

                                       -   within 60 days after the Maturity
                                           Date, file a registration statement
                                           for an offer to exchange the
                                           Exchange Notes for publicly
                                           registered notes with identical
                                           terms;

                                       -   use its reasonable best efforts to
                                           cause the registration statement to
                                           become effective under the
                                           Securities Act within 150 days after
                                           the Maturity Date;

                                       -   complete the exchange offer within
                                           180 days after the Maturity Date;
                                           and

                                       -   file a shelf registration statement
                                           for the resale of the Exchange Notes
                                           if it cannot complete an exchange
                                           offer within those time periods
                                           listed above and in certain other
                                           circumstances.

                                       If the Issuer does not comply with
                                       these obligations, it will be
                                       required to pay additional interest
                                       to the holders of the Exchange
                                       Notes.

                                       In addition, unless and until the
                                       Issuer has consummated the exchange
                                       offer and, if required, caused the
                                       shelf registration statement to
                                       become effective, the holders of the
                                       Exchange Notes will have the right
                                       to "piggy-back" the Exchange Notes
                                       in the registration of any debt
                                       securities (subject to customary
                                       scale-back provisions) that are
                                       registered by the Issuer (other than
                                       on a Form S-4) unless all the
                                       Exchange Notes and Extended Term
                                       Loans will be redeemed or repaid
                                       from the proceeds of such
                                       securities.

Right to Transfer Exchange Notes:      The holders of the Exchange Notes
                                       shall have the absolute and
                                       unconditional right to transfer the
                                       Exchange Notes in compliance with
                                       applicable law to any third parties.

Covenants:                             Those typical for an indenture
                                       governing a high yield note issue of
                                       a new issuer.

Events of Default:                     Those typical for an indenture
                                       governing a high yield note issue of
                                       a new issuer.

Governing Law:                         The laws of the State of New York.

                                                                        ANNEX II

                             CONDITIONS TO CLOSING(1)

      The commitment of the Lenders under the Commitment Letter with respect to the Bridge Facility, the agreements of UBS, UBSS and GE Capital to perform the services described in the Commitment Letter, the consummation of the Transactions and the funding of the Bridge Facility are subject to the conditions set forth in the Commitment Letter and satisfaction of each of the conditions precedent set forth below.

      1. UBS and GE Capital shall have received, reviewed, and be satisfied with, (i) audited consolidated balance sheets and related statements of income, stockholders' equity and cash flows of each of the Borrower and the Acquired Business for each of the last three fiscal years ending more than 75 days prior to the Closing Date (the "Audited Financial Statements"), (ii) unaudited consolidated and consolidating balance sheets and related statements of income, stockholders' equity and cash flows of each of Borrower and the Acquired Business for each fiscal quarter of the current fiscal year ending more than 35 days prior to the Closing Date and for the comparable periods of the preceding fiscal year (the "Unaudited Financial Statements") (with respect to which the independent auditors shall have performed an SAS 100 review), (iii) a pro forma consolidated and consolidating balance sheet and related statements of income and cash flows for Borrower (the "Pro Forma Financial Statements"), as well as proforma levels of EBITDA ("Pro Forma EBITDA"), for the last fiscal year covered by the Audited Financial Statements and for the latest four-quarter period ending more than 35 days prior to the Closing Date, in each case after giving effect to the Transactions and (iv) forecasts of the financial performance of Borrower and its subsidiaries (after giving effect to the Transactions) (x) on an annual basis, through 2014 and (y) on a quarterly basis, through 2008. The financial statements referred to in clauses (i) and (ii) shall be prepared in accordance with accounting principles generally accepted in the United States. The ProForma Financial Statements and the Pro Forma EBITDA shall be consistent in all material respects with the sources and uses described in the Commitment Letter and the forecasts provided to the Lenders prior to the date of the Commitment Letter. The Pro Forma Financial Statements shall be prepared on a basis consistent with pro forma financial statements set forth in a registration statement filed with the Securities and Exchange Commission. The consolidated senior debt leverage ratio and the consolidated total leverage ratio of Borrower on the Closing Date after giving effect to the initial borrowing under the Bridge Facility and the other transactions described herein shall, in each case, be satisfactory to UBS and GE Capital.

      2. General and collateral releases from prior lenders, customary corporate and estoppel certificates.

      3. Compliance with applicable laws, decrees, and material agreements or obtaining of applicable consents and waivers.

-------------
1. All capitalized terms used but not defined herein shall have the meanings provided in the Commitment Letter to which this Annex II is attached.

      4. The structure, conditions and terms of the Acquisition, and all documentation relating to the Acquisition, shall be in form and substance satisfactory to UBS and the Lenders. All conditions precedent to the Acquisition shall have been met (or waived with the consent of the UBS and GE Capital) and the Acquisition shall have been consummated in accordance with the terms of the Acquisition Agreement (without waiver or amendment thereof unless consented to by UBS and GE Capital), all requirements of law (including, without limitation, approval of the board of directors of any party reasonably requested by UBS or GE Capital) and in a manner satisfactory to UBS and GE Capital.

      5. Satisfactory opinions of counsel from Borrowers' counsel (including local counsel as requested) reasonably acceptable to UBS.

      6. Receipt of all necessary or appropriate third party and governmental waivers and consents.

      7. All of the requirements referred to in the Commitment Letter under "Syndication" shall have been satisfied, and the Closing Date shall not occur less than 30 days after the delivery to UBSS of the final confidential information memorandum referred to therein.

      8. Prior to or concurrently with the borrowings under the Bridge Facility, the Borrower shall have received gross proceeds of $1,150.0 million from borrowings under the Term Loan Facility ($850.0 million if the Joint Venture is consummated on or prior to the Closing Date) and the Bank Facilities documentation shall be reasonably satisfactory in form and substance to the Lenders.

      9. Borrower shall have engaged the Investment Banks referred to in the Fee Letter to place the Securities referred to therein. Borrower shall have prepared and delivered to the Investment Bank a substantially completed initial draft of the Offering Document (as defined in the Fee Letter) at least 30 business days prior to the Closing Date. The Investment Banks shall have had the opportunity to market the Securities for such a period as is customary to complete the sale of securities such as the Securities, but in any event not less than 15 business days unless a shorter period is acceptable to the Investment Banks.